Exhibit 4.1

[CERTIFICATE]

A Maryland Corporation

[BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC. CORPORATE LOGO]

NUMBER	SHARES

Brookfield DTLA Fund Office Trust Investor Inc.
7.625% Series A Cumulative Redeemable Preferred Stock, Par Value $0.01 Per Share

This Certifies that	is the owner of

fully paid and
non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

[BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC. CORPORATE SEAL]

Dated

By:	/s/ Mitchell E. Rudin	By:	/s/ Michelle L. Campbell
Name:	Mitchell E. Rudin	Name:	Michelle L. Campbell
Title:	President	Title:	Secretary

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM	– as tenants in common	UNIF GIFT MIN ACT –		Custodian	(Minor)
TEN ENT	– as tenants by the entireties	under Uniform Gifts to Minors Act			(State)
JT TEN	– as joint tenants with right of survivorship	UNIF TRF MIN ACT –		Custodian	(Minor)
	and not as tenants in common	under	(State)	Uniform Transfer to Minors Act

For value received, the undersigned hereby sells, assigns and transfers unto	PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares
represented by the within Certificate, and hereby irrevocably constitutes and appoints
Attorney to transfer the said
shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated,
In presence of